                                  EXHIBIT 99

                                                                    NEWS RELEASE
Contact

Martha A. Buckley                       JoAnn P. Huston
Director, Corporate Communications      Director, Investor Relations
610-722-3511                            610-722-3513
mbuckley@unisourcelink.com              jhuston@unisourcelink.com


                    UNISOURCE REPORTS FISCAL 1998 EARNINGS

     BERWYN, PENNSYLVANIA - OCTOBER 29, 1998 - Unisource Worldwide, Inc. (NYSE:UWW) announced today earnings for its fiscal year ended September 30, 1998 within the consensus range expected by securities analysts and highlighted by strong cash generation.

     "Fiscal 1998 was a year of reassessment and decisive action for Unisource," chairman Ray B. Mundt noted. "Our decisions to write off NADS, suspend our acquisition program, divest our Mexican operations and fundamentally restructure our U.S. and Canadian businesses negatively impacted our reported results for the year. The actions we are taking to restructure our company will allow us to focus on our core businesses and position us for sustained, profitable growth into the next century."

UNDERLYING PERFORMANCE EXCLUDES SPECIAL CHARGES

     Unisource revenues for the fourth fiscal quarter decreased 2.2 percent to
$1.86 billion.   Excluding special charges, operating income decreased 30
percent to $27 million and net income decreased 40 percent to $9 million. Underlying earnings on both a basic and diluted basis, were $.13 per share, a decrease of 43 percent from the fourth quarter of fiscal 1997.

     For the fiscal year, revenues increased 4.3 percent to $7.4 billion. Operating income decreased 23 percent to $112 million and net income decreased 36 percent to $38 million. Earnings decreased 37 percent to $.55 per share.

     Performance declines in both the quarter and the year were due primarily to margin compression in our printing and imaging business. Year over year paper pricing decreases were also a factor in the quarter.

SPECIAL CHARGES REDUCE REPORTED RESULTS

     Including special charges relating to the actions outlined by Mundt, Unisource reported a loss of $127 million or $1.83 per share in the fourth quarter, and $232 million or $3.36 per share for the fiscal year.

                                   - more -

     The fourth quarter charge of $174 million pre-tax ($137 million after-tax or $1.96 per share) was comprised of pre-tax charges of $81 million for facility closures, severance and implementation costs, $23 million for inventory write-down and $70 million to write down the company's investment in Mexico.

     Special charges for the year totaled $370 million pre-tax ($270 million after tax or $3.91 per share). In addition to the fourth quarter charges indicated above, the fiscal year total includes first quarter charges of $168 million pre-tax to write off the company's SAP-based IT system and $5.7 million after-tax associated with the sale of the grocery supply business, as well as a third quarter pre-tax charge of $28 million reflecting facility closures and severance related to the restructuring.

     The special charges recorded this year will result in pre-tax cash expenditures of approximately $100 million, of which $25 million was expended in fiscal 1998.

FOCUS ON ASSET MANAGEMENT PRODUCES STRONG CASH FLOW

     Unisource generated $105 million in net cash flow before debt repayments and dividends in the fourth quarter and $207 in the fiscal year, excluding proceeds from the first quarter asset securitization program.

     Commenting on the company's strong cash flow performance, Mundt said, "We exceeded our cash goal for fiscal 1998 through an increased focus on inventory management, along with tight controls over capital expenditures and other discretionary spending. This outstanding performance enabled us to reduce our debt by $147 million after funding our 1998 dividend of $56 million."

     Unisource announced on July 29 that it will reduce its quarterly dividend rate from $.20 to $.05 beginning in fiscal 1999, saving $42 million annually in cash outlay, which can be used to reinvest in operations or to pay down debt.

BOGAN NAMED PRESIDENT AND CFO

     As previously announced, Richard H. Bogan was named President and Chief Financial Officer, a role which positions him as a candidate to succeed Ray Mundt as CEO. "Since joining Unisource, Richard has been extremely instrumental in the development and implementation of our restructuring program," Mundt commented. "This appointment recognizes the important role he has played, as well as his accomplishments as a leader of positive and fundamental change within our company."

PAPER PRICING COULD IMPACT 1999 PERFORMANCE

     Commenting on fiscal 1999 performance, Mundt said, "excluding one-time implementation expenses related to the restructuring, consensus estimates have us at $.79 for the fiscal year, which is reasonable at current paper pricing levels." He noted, however, that pricing for printing and imaging papers is already 6 percent lower than the first quarter of fiscal 1998, and indications are that prices will continue to decline for the next several months. Some estimates have first quarter pricing averaging as much as 9 percent below year-ago levels, which could impact the company's first quarter earnings by $.03 to $.04 per share as compared to consensus estimates.

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

     "If anticipated declines materialize, we'll make every effort to adjust our cost structure beyond current plans," Mundt said. "However, if there is no rebound in pricing throughout 1999, it would be very difficult to fully offset the impact on our earnings."

RESTRUCTURING BENEFITS TO BEGIN IN 1999

     "Our restructuring program is on track, and I'm confident that we will begin to realize the financial benefits in the second half of fiscal 1999, as planned," Mundt said. "Our primary measurement in determining the success of our program will be selling, general and administrative expense as a percent of gross profit." The company's goal is to achieve an SG&A to GP ratio of 80% by the fourth quarter of fiscal 1999, down from 91% this past year. "We expect to accomplish this goal through cost savings provided by our restructuring along with gross margin improvement from our procurement initiatives," Mundt added.

     When fully implemented in 2001, the restructuring program is expected to result in annual operating income improvement of $150 million to $170 million, which would more than double underlying operating income in fiscal 1998.

     "I am confident that our restructuring program will put us back on the path to profitable growth, enhance our industry leadership position, and restore the equity value of our company," Mundt concluded.

          Unisource Worldwide, Inc. (http://www.unisourcelink.com), headquartered in Berwyn, Pennsylvania, is one of the largest distributors of printing & imaging products, packaging systems and sanitary maintenance supplies in North America. Fiscal 1998 revenues were $7.4 billion.



All statements other than statements of historical fact made in this press release, including, without limitation, (i) statements relating to the restructuring plan and the timing thereof, the projected costs and expenses associated with the restructuring plan, and the financial results and benefits to be realized from such restructuring (including projected increased operating income and reduction in selling, general, and administrative expenses as a percent of gross profit, future cost savings and gross margin improvement),
(ii) statements relating to future earnings per share or other future financial performance, (iii) statements relating to anticipated future pricing levels and the effect thereof upon the Company's performance, (iv) statements relating to future events including the payment of dividends not yet declared payable, and
(v) statements qualified by the words "believes," "anticipates," "expects," "intends," "may," "estimates," "will," and other words similar thereto, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes these statements are based upon reasonable assumptions with respect to future events and circumstances, such statements are subject to risks and uncertainties which could cause actual results or circumstances to differ materially. Such risks and uncertainties include, without limitation, delays, difficulties, or increased costs associated with the implementation of the restructuring plan, leverage and debt service requirements (including sensitivity to interest rate fluctuations), operating in a competitive environment, general economic conditions, the ability to attract and retain qualified personnel, changes or volatility in pulp and paper prices, and delays or difficulties with consolidation of its information technology systems and the upgrading of such systems to be year 2000 compliant. For further detail and information concerning such risks and uncertainties, please consult Part I, Item 1, of the company's annual report on Form 10-K for the fiscal year ended September 30, 1997, which is on file with the Securities and Exchange Commission.

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

                           UNISOURCE WORLDWIDE, INC.

      FINANCIAL SUMMARY (in thousands, except earnings (loss) per share)

                                               Three Months Ended September 30
                                             -----------------------------------
                                                1998         1997      % Change
                                             -----------------------------------
Revenues
Printing and imaging                         $ 1,170,302     $1,233,378    (5.1)%
Supply systems                                   688,503        666,495     3.3
                                             -----------     ----------
Total Revenues                                 1,858,805      1,899,873    (2.2)
                                             -----------     ----------
Cost of Goods Sold
Cost of goods sold - printing and imaging      1,017,296      1,068,483    (4.8)
Cost of goods sold - supply systems              524,460        521,242     0.6
Inventory write-down (1)                          23,000              -
                                             -----------     ----------
Total Cost of Goods Sold                       1,564,756      1,589,725    (1.6)
                                             -----------     ----------
Gross Profit                                     294,049        310,148
(5.2))

Selling and Administrative Expense               290,499        272,221     6.7
Restructuring and Implementation Costs (1)        80,915              -
Mexico Valuation Charge (2)                       70,000              -
                                             -----------     ----------
Income (Loss) from Operations                   (147,365)        37,927
Interest                                           9,636         10,705
                                             -----------     ----------
Income (Loss) Before Income Taxes               (157,001)        27,222
Provision (Benefit) for Income Taxes             (29,542)        11,769
                                             -----------     ----------
Net Income (Loss)                            $  (127,459)        15,453
                                             ===========     ==========
Basic Earnings (Loss) Per Share              $     (1.83)          0.23
                                             ===========     ==========
Diluted Earnings (Loss) Per Share            $     (1.83)          0.23
                                             ===========     ==========
Basic Shares Outstanding                          69,630         67,064
                                             ===========     ==========
Diluted Shares Outstanding                        69,630 (3)     67,595
                                             ===========     ==========
Operations Analysis:
     Gross profit %, printing and imaging           13.1% *        13.4%
     Gross profit %, supply systems                 23.8% *        21.8%
     Total gross profit %                           17.1% *        16.3%
     SG&A as a % of revenues                        15.6% **       14.3%
     SG&A as a % of gross profit                    91.6% * **     87.8%
     Operating income % of revenues                  1.4% * **      2.0%

*   Excludes inventory write-down.
**  Excludes Restructuring and Mexico Valuation Charges.

(1) Represents restructuring and implementation costs associated with streamlining the Company's organizational structure (severance, facility closures and implementation expenditures- $80,915; inventory write-downs $23,000).

(2) Represents a valuation adjustment recorded in connection with the Company's decision to divest of its Mexico operations.

(3) Diluted shares outstanding exclude the impact of stock options due to the antidilutive effect on the loss per share.

                                   - more -

                           UNISOURCE WORLDWIDE, INC.

      FINANCIAL SUMMARY (in thousands, except earnings (loss) per share)

                                                                         Twelve Months Ended September 30
                                                                    ------------------------------------------
                                                                       1998              1997         % Change
                                                                    ----------        ----------      --------
Revenues
Printing and imaging                                                $4,715,287        $4,590,944         2.7%
Supply systems                                                       2,701,989         2,517,411         7.3
                                                                    ----------        ----------
Total Revenues                                                       7,417,276         7,108,355         4.3
                                                                    ----------        ----------
Cost of Goods Sold
Cost of goods sold - printing and imaging                            4,100,078         3,943,245         4.0
Cost of goods sold - supply systems                                  2,049,208         1,968,468         4.1
Inventory write-down (2)                                                23,000                 -
                                                                    ----------        ----------
Total Cost of Goods Sold                                             6,172,286         5,911,713         4.4
                                                                    ----------        ----------
Gross Profit                                                         1,244,990         1,196,642         4.0

Selling and Administrative Expense                                   1,155,941         1,051,947         9.9
Special Charge (1)                                                     168,000                 -
Restructuring and Implementation Costs (2)                             108,515                 -
Mexico Valuation Charge (3)                                             70,000                 -
                                                                    ----------        ----------
Income (Loss) from Operations                                         (257,466)          144,695
Interest                                                                45,534            41,637
                                                                    ----------        ----------
Income (Loss) Before Income Taxes                                     (303,000)          103,058
Provision (Benefit) for Income Taxes (4)                               (71,200)           44,372
                                                                    ----------        ----------
Net Income (Loss)                                                   $ (231,800)       $   58,686
                                                                    ==========        ==========
Basic Earnings (Loss) Per Share                                     $    (3.36)       $     0.88
                                                                    ==========        ==========
Diluted Earnings (Loss) Per Share                                   $    (3.36)       $     0.87
                                                                    ==========        ==========
Basic Shares Outstanding                                                68,908            67,004
                                                                    ==========        ==========
Diluted Shares Outstanding                                              68,908 (5)        67,648
                                                                    ==========        ==========
Operations Analysis:
      Gross profit %, printing and imaging                                13.0% *           14.1%
      Gross profit %, supply systems                                      24.2% *           21.8%
      Total gross profit %                                                17.1% *           16.8%
      SG&A as a % of revenues                                             15.6% **          14.8%
      SG&A as a % of gross profit                                         91.2% * **        87.9%
      Operating income % of revenues                                       1.5% * **         2.0%

*   Excludes inventory write-down.
**  Excludes Special, Restructuring and Mexico Valuation Charges.

(1) Represents write-off of capitalized Information Technology development and related costs associated with NADS.

(2) Represents restructuring and implementation costs associated with streamlining the Company's organizational structure (severance, facility closures and implementation expenditures- $108,515; inventory write-downs $23,000).

(3) Represents a valuation adjustment recorded in connection with the Company's decision to divest of its Mexico operations.

(4) Includes a $5.7 million tax charge related to non-deductible intangible assets associated with the sale of a significant portion of the Company's United States based Grocery Supply Systems business.

(5) Diluted shares outstanding exclude the impact of stock options due to the antidilutive effect on the loss per share.

                                   - more -

This schedule presents the underlying financial results of Unisource Worldwide, Inc. excluding the special and restructuring charges incurred in Fiscal 1998 (see table at bottom of page).


                           UNISOURCE WORLDWIDE, INC.

    UNDERLYING FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                  Three Months Ended September 30
                                             --------------------------------------
                                                 1998           1997       % Change
                                             ------------    ----------    --------
 Revenues
 Printing and imaging                          $1,170,302    $1,233,378       (5.1)%
 Supply systems                                   688,503       666,495        3.3
                                               ----------    ----------
 Total Revenues                                 1,858,805     1,899,873       (2.2)
                                               ----------    ----------

 Cost of Goods Sold
 Cost of goods sold - printing and imaging      1,017,296     1,068,483       (4.8)
 Cost of goods sold - supply systems              524,460       521,242        0.6
                                               ----------    ----------
 Total Cost of Goods Sold                       1,541,756     1,589,725       (3.0)
                                               ----------    ----------

 Gross Profit                                     317,049       310,148        2.2

 Selling and Administrative Expense               290,499       272,221        6.7
                                               ----------    ----------
 Income from Operations                            26,550        37,927      (30.0)
 Interest                                           9,636        10,705
                                               ----------    ----------
 Income Before Income Taxes                        16,914        27,222
 Provision for Income Taxes                         7,674        11,769
                                               ----------    ----------

 Net Income                                    $    9,240    $   15,453      (40.2)
                                               ==========    ==========

 Basic Earnings Per Share                      $     0.13    $     0.23      (43.5)
                                               ==========    ==========

 Diluted Earnings Per Share                    $     0.13    $     0.23      (43.5)
                                               ==========    ==========

 Basic Shares Outstanding                          69,630        67,064
                                               ==========    ==========

 Diluted Shares Outstanding                        69,786        67,595
                                               ==========    ==========

 Operations Analysis:
   Gross profit %, printing and imaging              13.1%         13.4%
   Gross profit %, supply systems                    23.8%         21.8%
   Total gross profit %                              17.1%         16.3%
   SG&A as a % of revenues                           15.6%         14.3%
   SG&A as a % of gross profit                       91.6%         87.8%
   Operating income % of revenues                     1.4%          2.0%

The table below reflects the financial statement impact of the special and restructuring charges incurred in the fourth quarter of Fiscal 1998. Such charges have been excluded from the financial results presented above.

                                                                          Pre-Tax     After-Tax      Loss
                                                                           Charge      Charge      Per Share
                                                                          -------     ---------    ---------
 Charges related to streamlining the Company's organizational structure:
    Severance and facility closures                                       $ 80,915   $ 51,749       $(0.73)
    Inventory write-downs                                                   23,000     14,950        (0.22)
 Valuation charge related to Company's Mexico operations                    70,000     70,000        (1.01)
                                                                          --------   --------       ------
 Total                                                                    $173,915   $136,699       $(1.96)
                                                                          ========   ========       ======

This information is provided for additional analysis and is not intended to be a presentation in accordance with generally accepted accounting principles.

                                   - more -

This schedule presents the underlying financial results of Unisource Worldwide, Inc. excluding the special and restructuring charges incurred in Fiscal 1998 (see table at bottom of page).


                           UNISOURCE WORLDWIDE, INC.

    UNDERLYING FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                   Twelve Months Ended September 30
                                             --------------------------------------------
                                                   1998             1997        % Change
                                             ---------------   -------------   ----------
 Revenues
 Printing and imaging                             $4,715,287      $4,590,944         2.7%
 Supply systems                                    2,701,989       2,517,411         7.3
                                                  ----------      ----------
 Total Revenues                                    7,417,276       7,108,355         4.3
                                                  ----------      ----------

 Cost of Goods Sold
 Cost of goods sold - printing and imaging         4,100,078       3,943,245         4.0
 Cost of goods sold - supply systems               2,049,208       1,968,468         4.1
                                                  ----------      ----------
 Total Cost of Goods Sold                          6,149,286       5,911,713         4.0
                                                  ----------      ----------

 Gross Profit                                      1,267,990       1,196,642         6.0

 Selling and Administrative Expense                1,155,941       1,051,947         9.9
                                                  ----------      ----------
 Income from Operations                              112,049         144,695       (22.6)
 Interest                                             45,534          41,637
                                                  ----------      ----------
 Income Before Income Taxes                           66,515         103,058
 Provision for Income Taxes                           28,782          44,372
                                                  ----------      ----------

 Net Income                                       $   37,733      $   58,686       (35.7)
                                                  ==========      ==========
 Basic Earnings Per Share                         $     0.55      $     0.88       (37.5)
                                                  ==========      ==========

 Diluted Earnings Per Share                       $     0.55      $     0.87       (36.8)
                                                  ==========      ==========

 Basic Shares Outstanding                             68,908          67,004
                                                  ==========      ==========

 Diluted Shares Outstanding                           69,228          67,648
                                                  ==========      ==========

 Operations Analysis:
   Gross profit %, printing and imaging                 13.0%           14.1%
   Gross profit %, supply systems                       24.2%           21.8%
   Total gross profit %                                 17.1%           16.8%
   SG&A as a % of revenues                              15.6%           14.8%
   SG&A as a % of gross profit                          91.2%           87.9%
   Operating income % of revenues                        1.5%            2.0%

The table below reflects the financial statement impact of the special and restructuring charges incurred in Fiscal 1998. Such charges have been excluded from the financial results presented above.

                                                                                    Pre-Tax    After-Tax     Loss
                                                                                    Charge       Charge    Per Share
                                                                                    -------   ----------   ---------
Charges related to streamlining the Company's organizational structure:
 Severance and facility closures                                                   $ 108,515   $  69,683   $ (1.00)
 Inventory write-downs                                                                23,000      14,950     (0.22)
Valuation charge related to Company's Mexico operations                               70,000      70,000     (1.01)
Write-off of capitalized Information Technology development and related costs
 associated with NADS                                                                168,000     109,200     (1.60)
Tax charge associated with the sale of a significant portion of its U.S.-
  based Grocery Supply Systems business                                                    -       5,700     (0.08)
                                                                                   ---------   ---------   -------
Total                                                                              $ 369,515   $ 269,533   $ (3.91)
                                                                                   =========   =========   =======

This information is provided for additional analysis and is not intended to be a presentation in accordance with generally accepted accounting principles.

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